UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2015

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-192997	46-3999052
Commission file number	(IRS Employer Identification No.)

17912 Cowan, Irvine, CA 92614

(Address of Principal Executive Offices)

(949) 430-7737

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective May 26, 2015, NuGene International, Inc., a Nevada corporation (“the” or “our” “Company”), and Donna Queen executed an Offer Letter whereby Ms. Queen agreed to become a member of our Company’s Board of Directors (the “Board”). Under the Offer Letter the Company has agreed to pay Ms. Queen an annual stipend of $30,000 and to issue her 100,000 shares of our Company’s common stock. The stock vests in quarterly increments over one year provided Ms. Queen continues to serve on the Board. This summary description is qualified in its entirety by reference to the Offer letter which is filed as an exhibit to this current report.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2015, Ms. Donna Queen agreed to be appointed to our Company’s Board of Directors. Ms. Queen joins our existing Board consisting of Messrs. Ali Kharazmi and Saeed Kharazmi. A summary of Ms. Queen’s recent professional experience is as follows:

From May 2011 to July 2014, Ms. Queen was the President and Chief Executive Officer of Lifeline Stem Cell Skin Care, Inc. of Carlsbad, California. From July 2007 to April 2011, Ms. Queen was the President and Chief Executive Officer of ZO Skin Health by Zein Obagi, MD. Since July 2011, Ms. Queen has been a member of the Board of Directors of Hunter Industries, Inc. of San Marcos, California.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.8	Offer Letter to join Board of Directors between NuGene International, Inc. and Donna Queen

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NUGENE INTERNATIONAL, INC.

Dated: May 29, 2015	By:	/s/ Ali Kharazmi
Ali Kharazmi, Chief Executive Officer